Exhibit 4.6

Consent and Authorization Agreement

This is a Consent and Authorization Agreement, dated October 3, 2007.

Background. Each of the undersigned entities is a purchaser (“Purchaser”) of securities of Biophan Technologies, Inc. (“Biophan”) and the beneficiary of a Security Agreement, dated October 11, 2006, (the “Security Agreement”), which includes patents and applications and proceeds thereof as Collateral. Each of the Purchasers has authorized Iroquois Master Fund Ltd. (“Iroquois”) to be its agent for the purpose of holding and managing the assignment of the Collateral, including all Patents.

Biophan has entered into a Intellectual Property Assignment Agreement with Medtronic, Inc. (“Medtronic”), dated August 6, 2007, (the “IPAA”), a copy of which has been provided to each Purchaser. Upon closing the IPAA, the proceeds will inure, in part, to the benefit of each of the Purchasers.

A condition of closing under the IPAA is the release of all Encumbrances (as defined in the IPAA) with respect to the Assigned Intellectual Property Rights (as defined in the IPAA).

Therefore, in condition of the execution of this Consent and Authorization Agreement by the Purchasers, each Purchaser agrees as follows:

1.	Each Purchaser hereby consents to Biophan’s entry into and performance of the IPAA.

2.
Each Purchaser hereby authorizes and appoints Iroquois to act as its agent for the purpose of releasing all Encumbrances of the Purchasers to the extent related to the Assigned Intellectual Property Rights.

3.
Each Purchaser hereby authorizes and appoints Iroquois to execute and deliver on such Purchaser’s behalf and in the name of such Purchaser all documents and do any and all acts from time-to-time that Iroquois, in its sole discretion, deems necessary or desirable to effectuate the release of the Purchasers’ Encumbrances to the extent related to the Assigned Intellectual Property Rights and all proceeds thereof and complete the transactions under the IPAA.

4.	Unless otherwise defined herein or by reference to the IPAA, terms used in this Agreement and defined in the Security Agreement shall have the definitions set forth in the Security Agreement.

5.	This Consent and Acknowledgement may be delivered as a fax copy or a photocopy and each fax or photocopy shall be deemed an original.

6.	This Consent and Acknowledgement may be executed in counterpart copies and the counterparts shall together be deemed one document.

7.	In all other respects the Security Agreement remains in full force and effect.

In witness whereof, the parties hereto have caused this Consent and Authorization to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOPHAN TECHNOLOGIES, INC.

By:  /s/ John F. Lanzafame
 Name: John F. Lanzafame
 Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Consent and Authorization to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: BridgePointe Master Fund Ltd.
Signature of Authorized Signatory of Investing Entity: /s/ Eric Swartz
Name of Authorized Signatory: Eric Swartz
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: CAMOFI Master LDC
Signature of Authorized Signatory of Investing Entity: /s/ Jeffrey M. Haas
Name of Authorized Signatory: Jeffrey M. Haas
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Castlerigg Master Investments Ltd.
Signature of Authorized Signatory of Investing Entity: /s/ Patrick T. Burke
Name of Authorized Signatory: Patrick T. Burke
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Cranshire Capital LP
Signature of Authorized Signatory of Investing Entity: /s/ Mitchell P. Kopin
Name of Authorized Signatory: Mitchell P. Kopin
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Crescent International Ltd.
Signature of Authorized Signatory of Investing Entity: /s/ Maxi Brezzi
Name of Authorized Signatory: Maxi Brezzi
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Harborview Master Fund
Signature of Authorized Signatory of Investing Entity: /s/ Thomas Van Poucke
Name of Authorized Signatory: Thomas Van Poucke
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Highbridge International LLC
Signature of Authorized Signatory of Investing Entity: /s/ Adam Chill
Name of Authorized Signatory: Adam Chill
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Iroquois Master Fund Ltd.
Signature of Authorized Signatory of Investing Entity: /s/ Joshua Silverman
Name of Authorized Signatory: Joshua Silverman
Title of Authorized Signatory:
Email Address of Authorized Entity:

Name of Investing Entity: Rockmore Investment Master Fund Ltd.
Signature of Authorized Signatory of Investing Entity: /s/ Bruce Bernstein
Name of Authorized Signatory: Bruce Bernstein
Title of Authorized Signatory:
Email Address of Authorized Entity: